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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): December 19, 2000



                                 HEALTHAXIS INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




        Pennsylvania                     0-13591               23-2214195
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)





               2500 DeKalb Pike, East Norriton, Pennsylvania 19401
              ----------------------------------------------------
                (Address of principal executive offices/Zip Code)

              Former name, former address, and former fiscal year,
                       if changed since last report: N/A
                                                     ---
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Item 5.  Other Events

         The following information is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the Consolidated Financial Statements of HealthAxis Inc. ("HAI") and its subsidiaries, and the notes thereto, appearing in HAI's reports filed with the Securities and Exchange Commission ("SEC"). Except for the historical information contained herein, this Current Report on Form 8-K, contains certain forward-looking statements regarding HAI's business and prospects that are based upon numerous assumptions about future conditions which may ultimately prove to be inaccurate and actual events and results may materially differ from anticipated results described in such statements. Such forward-looking statements involve risks and uncertainties, such as historical and anticipated losses; uncertainty of future results, new business challenges, competition, customer concentration, protection of proprietary technology, trademark infringement, uncertain acceptance of the Internet as a medium for health insurance sales, foreign operations, changes in insurance industry regulations, regulation of the Internet and legal uncertainties, potential conflicts of interest, and control by large shareholders, officers or directors. Any one or a combination of these factors could have a material adverse effect on HAI's business, financial condition and results of operations. These forward-looking statements represent HAI's judgment as of the date of this report. HAI disclaims, however, any intent or obligation to update these forward-looking statements.

         On December 19, 2000, the Boards of Director of HAI and HealthAxis.com, Inc. ("HealthAxis") approved the following management changes which will take effect on February 1, 2001. Michael Ashker will become Chairman of the Board of HealthAxis and HAI and will resign as President and Chief Executive Officer of these entities. Alvin Clemens will become Chairman of the Executive Committees of HealthAxis and HAI and will resign as Chairman of the Board of these entities. James McLane will become President and Chief Executive Officer of HealthAxis and HAI. In addition, effective February 1, 2001, Andrew Felder will resign as Executive Vice President - Strategy and Corporate Development of HealthAxis and HAI.

         The following is a description of the agreements entered into with these individuals.

         Pursuant to the terms of an agreement entered into by HealthAxis, HAI and James McLane, effective February 1, 2001, James McLane will assume the positions of President and Chief Executive Officer of HAI and HealthAxis at an annual salary of $325,000, subject to review and adjustment annually by the boards of directors. Mr. McLane will be an "at-will" employee and will not receive health benefits from HealthAxis. Mr. McLane will be eligible to participate in HealthAxis' disability and group life and 401(k) Plan and to participate in any bonus or incentive plan adopted by HealthAxis with a bonus target equal to 50% of annual base salary. The agreement also provides for the reimbursement of Mr. McLane for all reasonable and necessary business and travel related expenses incurred by Mr. McLane, and the use of an apartment in Dallas, Texas during his service to HealthAxis. The agreement contemplates that Mr. McLane will be compensated by HealthAxis prior to the closing of the HAI merger, at which time HAI and HealthAxis will be jointly and severally responsible for payment of Mr. McLane's compensation.

         In addition, HealthAxis agreed to grant Mr. McLane incentive stock options to purchase 550,000 shares of HealthAxis common stock at an exercise price of $4.00 per share. Of this amount, options to purchase 250,000 shares are immediately exercisable and options to purchase the remaining 300,000 shares vest at a rate of 75,000 shares per year commencing on the first anniversary of the grant date. These options have a term of five years. The vesting of these options accelerates in the event of a change in control of HealthAxis as defined in the 1998 Stock Option Plan or if Mr. McLane is not retained as Chief Executive Officer and is asked to resign from the board, other than for cause.

         Pursuant to the severance agreement entered into between Mr. Ashker, HAI and HealthAxis, Mr. Ashker will continue to be compensated at his current annual salary of $200,000 from February 1, 2001

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through March 31, 2001 at which time Mr. Ashker will transition to a role as non-executive Chairman. Effective April 1, 2001, Mr. Ashker will receive a 12 month consulting agreement for an aggregate payment of $180,000. In the event Mr. Ashker leaves the Board of Directors at any time during the 12 month term of the consulting agreement, Mr. Ashker may accelerate the consulting agreement and receive any outstanding balance due under such agreement in a lump sum payment. In addition, under the terms of the severance agreement, Mr. Ashker will receive medical insurance coverage at the current contribution rate for a period of six months following March 31, 2001. If the severance amount payable under the agreement is paid in a lump sum, Mr. Ashker shall receive an additional payment equal to six months of medical insurance premiums at the current contribution rate. Under the terms of the severance agreement, Mr. Ashker will also be entitled to reimbursement of all reasonable and necessary business expenses incurred while Chairman, the use of company leased automobile through June 30, 2001 and the use of the company paid apartment through March 31, 2001. Effective July 1, 2001, Mr. Ashker will assume payments on the automobile through November 30, 2001, the lease termination date. Mr. Ashker may retain his laptop computer, desktop printer, and cell phone.

         In addition, pursuant to the terms of the severance agreement, all stock options previously granted to Mr. Ashker will be fully vested and the post-termination exercise period of these options extended for a three-year period commencing upon Mr. Ashker's termination of employment as a director, employee or consultant of HealthAxis. HAI also agreed to register all shares underlying the options on a registration statement on Form S-8. In addition, if, during the three year post termination exercise period, Mr. Ashker is unable to sell the shares acquired upon the exercise of his options because the Form S-8 is not effective, Mr. Ashker will be entitled to piggyback registration rights each time HAI files a registration statement.

         Effective February 1, 2001, Andrew Felder will resign as Executive Vice President - Strategy and Corporate Development of HealthAxis and HAI. Pursuant to the terms of the severance arrangement entered into between Mr. Felder and HealthAxis, Mr. Felder will continue to be compensated at his current annual salary of $140,000 through January 31, 2001. Effective February 1, 2001, Mr. Felder shall receive a payment of $70,000, payable in equal semi-monthly installments over a six month period or a lump sum payment of $70,000, as determined by HealthAxis, as well as the continuation of medical insurance benefits at the current rate for a period of six months from February 1, 2001. Under the terms of the Severance Agreement, Mr. Felder is entitled to retain his laptop computer, desktop printer, and cell phone, however, Mr. Felder, is required to assume all payments for cell phone use after January 31, 2001. The severance agreement also provides for reimbursement to Mr. Felder for all reasonable and necessary HealthAxis business-related expenses incurred by him up to and including January 31, 2001.

         In addition, pursuant to the terms of the severance agreement, all stock options previously granted to Mr. Felder will be fully vested and the post-termination exercise period of these options extended for a three-year period following January 31, 2001. HAI also agreed to register all shares underlying the options on a registration statement on Form S-8. If, during the three year post termination exercise period, Mr. Felder is unable to sell the shares acquired upon the exercise of his options because the Form S-8 is not effective, Mr. Felder will be entitled to piggyback registration rights each time HAI files a registration statement.

         HAI also agreed to the repricing of warrants to purchase 375,000 shares of HAI common stock assigned by Lynx Capital to Mr. Ashker, Mr. Felder and others, from $4.516 to $3.00 per share, and the extension of the expiration period of these warrants for a three year period following their respective expiration dates.

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Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of business acquired.

                  Not applicable.

         (b)      Proforma Financial Information.

                  Not applicable.

         (c)      Exhibits.

                  The following exhibits are filed herewith:


S-K Item
Number           Description
--------         -----------
10.1             Agreement between HealthAxis.com, Inc., HealthAxis Inc. and
                 James McLane.

10.2 Severance Agreement between HealthAxis.com, Inc., HealthAxis Inc. and Michael Ashker.

10.3 Severance Agreement between HealthAxis.com, Inc., HealthAxis Inc. and Andrew Felder and Mutual Release of Liability between HealthAxis.com, Inc., HealthAxis Inc. and Andrew Felder.

99.1             Press Release dated December 19, 2000.













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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       HEALTHAXIS INC.


Date: 12/29/00                         By: /s/ Anthony R. Verdi
      --------                             -------------------------------------
                                           Anthony R. Verdi
                                           Chief Financial Officer




















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                                  EXHIBIT INDEX


S-K Item
Number           Description
--------         -----------
10.1             Agreement between HealthAxis.com, Inc., HealthAxis Inc. and
                 James McLane.

10.2 Severance Agreement between HealthAxis.com, Inc., HealthAxis Inc. and Michael Ashker.

10.3 Severance Agreement between HealthAxis.com, Inc., HealthAxis Inc. and Andrew Felder and Mutual Release of Liability between HealthAxis.com, Inc., HealthAxis Inc. and Andrew Felder.

99.1             Press Release dated December 19, 2000.




















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